SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2013

CUSTOMERS BANCORP, INC.

(Exact Name of Registrant as specified in its charter)

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 Penn Avenue

Suite 103

Wyomissing PA 19610

(Address of principal executive offices, including zip code)

(610) 933-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 30, 2013, Customers Bancorp, Inc. (the “Company”) completed a public offering of $55,000,000 in aggregate principal amount of its 6.375% senior notes due 2018 (the “Notes”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated as of July 24, 2013, among the Company, Customers Bank, the Company’s wholly owned banking subsidiary (the “Bank”) and Janney Montgomery Scott LLC, as representative of the underwriters named therein (collectively, the “Underwriters”).

The net proceeds of the offering were approximately $52,634,000, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the offering to invest in Customers Bank, fund organic growth and for working capital and other general corporate purposes. The Company may also use a portion of the net proceeds to pursue acquisitions in its current and prospective markets.

The Company issued the Notes pursuant to an Indenture dated July 30, 2013 (the “Base Indenture”) entered into with Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture between the Company and the Trustee dated July 30, 2013 (the “Supplemental Indenture” and collectively with the Base Indenture, the “Indenture”).

The Notes are the senior unsecured obligations of the Company and will rank equally with all of the Company’s other present and future secured and unsecured senior indebtedness. The Notes will be structurally subordinated to the existing and future indebtedness of the Company’s subsidiaries and senior in right of payment to any of the Company’s existing or future obligations that are by their terms expressly subordinated or junior in right of payment to the Notes. The Notes are obligations of Customers Bancorp, Inc. only and are not the obligations of, and are not guaranteed by, any of the Company’s subsidiaries, including the Bank.

The Notes will bear interest at a rate of 6.375% per year, payable quarterly on March 15, June 15, September 15 and December 15 of each year, commencing September 15, 2013. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will mature on July 31, 2018. The Notes are not are not callable, redeemable or subject to defeasance.

The Indenture contains several covenants which, among other things, limit the Company’s ability to issue any senior debt with a maturity date prior to the maturity date of the Notes, or senior debt providing for the Company’s ability to call or redeem any such senior debt prior to the maturity date of the Notes. The Indenture also limits the Company’s and the Bank’s ability to sell or otherwise dispose of certain of the Bank’s equity securities or incur debt secured by certain of the Bank’s equity securities, and, in addition, limits the Bank’s ability to issue certain of its equity securities and its ability to merge, consolidate or take similar actions. The Indenture also contains a number of other customary terms, covenants and events of default. These and other provisions in the Indenture are subject to a number of exceptions, qualifications and limitations.

Copies of the Base Indenture, Supplemental Indenture and Note are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. The description of the Notes and the Indenture in this Current Report is a summary and is qualified in its entirety by the terms of the Indenture and the Note.

The offering of the Notes was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-188040) previously filed with the SEC, including the prospectus contained therein, and the preliminary prospectus supplement dated July 22, 2013 and final prospectus supplement dated July 24, 2013 filed by the Company with the SEC relating to this offering.

A copy of the opinion of Stradley Ronon Stevens & Young, LLP relating to the legality of the issuance and sale of the Notes is attached as Exhibit 5.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of July 30, 2013 between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee.

4.2	Supplemental Indenture dated as of July 30, 2013 between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee.

4.3	6.375% Global Note.

5.1	Opinion of Stradley Ronon Stevens & Young, LLP.

23.1	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By:	/s/ Jay S. Sidhu
Name:	Jay S. Sidhu
Title:	Chairman and Chief Executive Officer

Date: July 30, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of July 30, 2013 between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee.

4.2	Supplemental Indenture dated as of July 30, 2013 between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee.

4.3	6.375% Global Note.

5.1	Opinion of Stradley Ronon Stevens & Young, LLP.

23.1	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).